Getty Images Reports Second Quarter 2026 Results
•Annual Subscription Revenue Grew to 58.8% of Q2 Total Revenue
•Enterprise Strength Through Getty Images Continues Despite Agency and iStock Headwinds

New York, NY, August 10, 2026 – Getty Images Holdings, Inc. (“Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the second quarter ended June 30, 2026.

"Our second quarter results reflected continued pressure in Agency and iStock e-commerce, while the larger parts of our business serving enterprise customers continued to demonstrate resilience and growth," said Craig Peters, Chief Executive Officer of Getty Images. "We are focused on building on Getty Images' strengths; trusted content, deep customer relationships, unique coverage and an unparalleled archive as we work to optimize our capital structure and support long-term growth as a standalone company."

Second Quarter 2026 Financial Summary:
•Revenue of $229.1 million in Q2'26, a decrease of 2.5% year over year and 4.1% on a currency neutral basis.
•Creative revenue of $127.4 million, down 2.6% year over year and 4.3% on a currency neutral basis.
•Editorial revenue of $96.5 million, up 9.2% year over year and 7.6% on a currency neutral basis.
•Other revenue of $5.2 million, down $10.5 million from $15.7 million in Q2’25.
•Annual Subscription Revenue grew to 58.8% of total revenue, up from 53.5% in Q2’25.
•Net loss of $85.8 million in Q2'26, compared to a Net loss of $34.4 million in Q2’25. Primary drivers of the year-on-year increase include:
•$96.7 million increase in tax expense primarily due to a change in valuation allowance, significantly larger book loss in the second quarter 2025, and non-deductible interest,
•$61.0 million improvement in foreign exchange gain primarily due to revaluation of the Euro Term Loan,
•$20.8 million increase in interest expense primarily due to the higher rates following the 2025 refinancing transactions and the incremental debt raised in 2025 in anticipation of the recently terminated merger,
•$8.3 million increase in Other non-operating income driven by interest income earned on merger-related funds held in escrow, and
•$3.2 million decrease in income from operations.
•Net loss margin for Q2’26 was 37.4% compared to net loss margin of 14.6% in Q2’25.
•On a non-GAAP basis, adjusted net loss* was $20.9 million in Q2'26, compared to $19.1 million adjusted net income* in the prior year period.
•Adjusted EBITDA* was $62.3 million for Q2'26, down 8.4% year over year and 10.3% on a currency neutral basis, primarily reflecting lower revenue and higher cost of revenue, which more than offset the lower SGA expense.
•Adjusted EBITDA margin* was 27.2% for Q2’26 compared to 28.9% in the prior year period.
•Adjusted EBITDA less capex* was $48.4 million, down 6.6% year over year and 9.5% on a currency neutral basis.

Liquidity and Balance Sheet:
•Net cash used in operating activities was $108.7 million in Q2’26, compared to net cash provided by operating activities of $6.5 million in the prior year period.
•Free cash flow* was $(122.6) million in Q2’26, compared to $(9.6) million in the prior year period, with the decline primarily driven by payments totaling $110.9 million related to the Alta and CRCM warrant litigation judgment and associated interest, a $62.9 million increase in cash interest paid, including $37.4 million of interest on the 10.5% Senior Secured Notes tied to the financing of the proposed merger with Shutterstock, partially offset by $31.5 million of insurance proceeds related to the warrant litigation.
•Ending cash balance was $51.6 million as of June 30, 2026, down $38.6 million from December 31, 2025 and down $58.7 million from June 30, 2025. The Company had $30.0 million at quarter end available through its revolving credit facility, for total available liquidity of $81.6 million. In July 2026, the Company drew the remaining $30.0 million available under the facility.
•Total debt was $2.1 billion as of June 30, 2026, which included $1.2 billion in Senior Secured Notes; Term Loan balance of $510.6 million, consisting of $40.1 million in USD and $470.5 million in USD equivalent of Euros, converted using exchange rates as of June 30, 2026; $270.0 million of Senior Unsecured Notes; and $120.0 million borrowed on April 23, 2026 under the revolving credit facility in part to pay the judgment and associated interest related to the Alta and CRCM warrant litigation.
•Following termination of the Merger Agreement in July 2026, the $628.4 million of 10.5% Senior Secured Notes were redeemed at par in accordance with a special mandatory redemption pursuant to the indenture, with the redemption funded by amounts released from escrow.
•As of June 30, 2026 the Company had $2.2 million of insurance recovery receivable related to the warrant litigation, representing receivables from third‑party insurance carriers for these legal claims.

Management is actively assessing plans intended to improve liquidity, and as previously disclosed, has engaged Guggenheim Securities, LLC to serve as financial advisor in connection with the Company’s evaluation of strategic financing alternatives and balance sheet management initiatives.

* Non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA less capex, and free cash flow are non-GAAP financial measures. Refer to the "Non-GAAP Financial Measures" section below for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Performance Indicators (KPIs)
Our KPIs outlined below are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction.

	Last Twelve Months Ended June 30,
	2026	2025	Increase / (Decrease)
LTM total purchasing customers (thousands)[1]	636	707	(10.0)%
LTM total active annual subscribers (thousands)[2]	240	321	(25.2)%
LTM paid download volume (millions)[3]	90	93	(2.8)%
LTM annual subscriber revenue retention rate[4]	88.4%	93.4%	-500 bps
Image collection (millions)[5]	625	591	5.7%
Video collection (millions) [5]	39	34	11.7%
LTM video attachment rate[6]	15.2%	16.7%	-150 bps
Annual subscription - includes products and subscriptions with a duration of 12 months or longer, Unsplash API, and Custom Content.

1 The count of total customers who made a purchase within the reporting period based on billed revenue.
2 The count of customers who were on an annual subscription product during the reporting period.
3 A count of the number of paid downloads by our customers in the reporting period.. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads related to an agreement signed with Amazon, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.
4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.
5 A count of the total images and videos in our content library as of the reporting date.

6 A measure of the percentage of total paid customer downloaders who are video downloaders.

Financial Outlook
Given the potential impact of the Company’s evaluation of strategic financing alternatives and balance sheet management initiatives related to the Company's capital structure, liquidity position, and financial outlook, the Company has determined it is not appropriate to provide financial guidance at this time.

The withdrawal of guidance is attributable solely to the ongoing evaluation of strategic financing alternatives and should not be interpreted as a change in the Company's commitment to executing its business plan.

Previously Announced Merger Agreement with Shutterstock
As previously disclosed, on June 30, 2026, the Board of Directors of Getty Images unanimously resolved (a) not to proceed with the process to sell Shutterstock’s editorial business under the supervision of the CMA, which was a condition to the CMA’s required clearance of the transactions that Getty Images was not required to accept under the terms of the Merger Agreement and (b) to terminate the Merger Agreement following the passage of the Second Extended End Date (as defined in the Merger Agreement) on July 6, 2026. On July 7, 2026, Getty Images delivered a written notice to Shutterstock terminating the Merger Agreement pursuant to the terms thereof, effective upon delivery of such notice.

Webcast & Conference Call Information
The Company will host a conference call at 4:30 p.m. Eastern Time today, Monday, August 10, 2026. The call will consist of prepared remarks only. The webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-833-309-3473 (in the U.S.) or 1-785-838-9251 (international callers). The conference ID for the call is GETTY. A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 11162213.

About Getty Images
Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 600,000 content creators and over 360 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end‑to‑end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For Company news and announcements, visit our Newsroom.

Forward-Looking Statements
Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,”

“continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity, and the determination of the Company not to provide earnings guidance at this time. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; our ability to grow our subscriptions business; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; our incurrence of debt, including related interest rate volatility and rising interest costs, which could have a negative impact on our financing options and liquidity position; our need to seek additional capital and any related inability to obtain additional capital on commercially reasonable terms; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence and machine learning (collectively, “AI”), including statements regarding AI and innovation momentum; the increased use of AI applications such as generative AI technologies that may result in harm to our brand, reputation, business, or intellectual property; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity breaches, incidents, and vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors’ unions and including its lingering effects, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of our new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. Dollar, hyperinflation, higher interest rates, trade wars and restrictions, tariffs, devaluation, military conflicts in Ukraine, South America and the Middle East, the impact of bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgments, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors, including pending lawsuits brought against us by former warrant holders, could adversely affect our business; the inability to regain compliance with the New York Stock Exchange continued listing standards; volatility in our stock price and in the liquidity of the trading market for our Class A common stock; the impact of any widespread outbreak of an illness, pandemic or other local or global health issue, natural disasters, or climate change; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the U.S. securities laws; risks associated with our reliance on information technology in critical areas of our operations; our potential inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A common stock without stockholder approval; costs related to operating as a public company; our ability to successfully identify and implement any potential strategic alternatives in a timely manner or at all, and the perceived uncertainties related to the Company; our expressed substantial doubt about our ability to continue as a going concern; and other risks and uncertainties identified in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2026 (the “2025 Form 10-K”) and in our other filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this report are more fully described under the heading “Item 1A. Risk Factors” in our 2025 Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our 2025 Form 10-K are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$229,098	$234,882	$455,671	$458,959

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$68,286	$65,629	$134,454	$125,838
Selling, general and administrative expenses	101,498	105,066	203,685	203,334
Depreciation	15,805	15,535	31,878	30,482
Amortization	140	573	726	1,139
Loss on litigation	4,310	2,007	9,433	6,350
Other operating expenses – net	6,692	10,512	11,574	28,914
Total operating expenses	196,731	199,322	391,750	396,057
Income from operations	32,367	35,560	63,921	62,902

Other (expense) income, net:
Interest expense	(57,339)	(36,556)	(111,513)	(69,231)
(Loss) on fair value adjustment for swaps – net	—	—	—	—
Foreign exchange gain (loss) – net	6,211	(54,771)	20,985	(79,849)
Loss on extinguishment of debt	—	—	—	(5,474)
Other non-operating income (expense) – net	6,368	(1,935)	12,375	(4,029)
Total other expense – net	(44,760)	(93,262)	(78,153)	(158,583)
Loss before income taxes	(12,393)	(57,702)	(14,232)	(95,681)
Income tax (expense) benefit	(73,384)	23,343	(75,979)	(41,250)

Net loss	(85,777)	(34,359)	(90,211)	(136,931)
Less:
Net income attributable to non-controlling interest	530	710	160	710
Net loss attributable to Getty Images Holdings, Inc.	$(86,307)	$(35,069)	$(90,371)	$(137,641)

Net loss per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$(0.21)	$(0.08)	$(0.22)	$(0.33)
Diluted	$(0.21)	$(0.08)	$(0.22)	$(0.33)

Weighted-average Class A common shares outstanding:
Basic	419,598,181	413,741,878	418,574,308	413,110,883
Diluted	419,598,181	413,741,878	418,574,308	413,110,883

GETTY IMAGES HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$51,621	$90,183
Restricted cash	646,275	635,124
Accounts receivable – net of allowance of $5,754 and $5,338, respectively	169,143	208,468
Prepaid expenses	18,073	20,786
Insurance recovery receivable	2,219	34,954
Taxes receivable	10,541	10,342
Other current assets	10,213	11,526
Total current assets	908,085	1,011,383
Property and equipment, net	177,222	184,189
Operating lease right-of-use assets	20,604	24,262
Goodwill	1,512,727	1,516,265
Intangible assets, net of accumulated amortization	407,055	414,699
Deferred income taxes, net	—	57,977
Other assets	31,419	31,513
Total assets	$3,057,112	$3,240,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$105,277	$114,231
Accrued expenses	66,982	89,854
Short-term debt, net	702,130	696,474
Income taxes payable	8,515	13,772
Litigation reserves	99,475	205,324
Deferred revenue	178,975	188,338
Total current liabilities	1,161,354	1,307,993
Long-term debt, net	1,332,773	1,270,888
Lease liabilities	20,923	23,553
Deferred income taxes, net	21,171	14,217
Uncertain tax positions	19,747	21,122
Other long-term liabilities	2,186	1,889
Total liabilities	2,558,154	2,639,662
Commitments & contingencies (Note 11)

Stockholders’ equity:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 421.0 million shares issued and outstanding as of June 30, 2026 and 417.2 million shares issued and outstanding as of December 31, 2025	42	42
Additional paid-in capital	2,047,528	2,039,751
Accumulated deficit	(1,519,976)	(1,429,605)
Accumulated other comprehensive loss	(76,880)	(57,646)
Total Getty Images Holdings, Inc. stockholders’ equity	450,714	552,542
Non-controlling interest	48,244	48,084
Total stockholders’ equity	498,958	600,626
Total liabilities and stockholders’ equity	$3,057,112	$3,240,288

GETTY IMAGES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(90,211)	$(136,931)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	32,604	31,621
Foreign currency (gain) losses on foreign denominated debt	(13,275)	57,141
Equity-based compensation	6,335	8,311
Debt extinguishment	—	5,474
Deferred income taxes – net	63,647	26,118
Uncertain tax positions	(1,374)	(618)
Amortization of debt issuance costs	3,743	4,318
Non-cash operating lease costs	4,504	6,286
Other	1,354	6,233
Changes in assets and liabilities:
Accounts receivable	37,055	(6,610)
Accounts payable	(1,322)	5,165
Accrued expenses	(21,375)	(3,142)
Insurance recovery receivable	32,735	7,381
Litigation reserves	(105,849)	3,008
Lease liabilities, non-current	(5,363)	(7,257)
Income taxes receivable/payable	(8,622)	(1,165)
Interest payable	917	9,616
Deferred revenue	(6,984)	6,842
Other	2,787	139
Net cash (used in) provided by operating activities	(68,694)	21,930

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(29,899)	(31,817)
Net cash used in investing activities	(29,899)	(31,817)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	120,000	1,040,872
Debt refinancing costs	(876)	(39,196)
Payment of debt	(42,927)	(1,024,278)
Proceeds from common stock issuance	1,019	1,303
Payment of taxes associated with equity-based compensation	(49)	—
Net cash provided by (used in) financing activities	77,167	(21,299)

Effects of exchange rates fluctuations	(5,985)	20,262
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(27,411)	(10,924)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	725,307	125,304
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	$697,896	$114,380

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA margin, (3) Adjusted EBITDA less capex (4) Adjusted EBITDA less capex margin, (5) Adjusted net income, (6) Adjusted earnings per share and (7) Free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue and other metrics on an as reported (U.S. GAAP) and currency neutral basis. Currency neutral revenue changes (expressed as a percentage) exclude the impact of fluctuating foreign currency values pegged to the U.S. Dollar between comparative periods by translating all local currencies using the current period exchange rates. We consistently apply this approach to revenue for all countries where the functional currency is not the U.S. Dollar. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDA less capex and Adjusted EBITDA less capex margin
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capex and Adjusted EBITDA less capex margin are non-GAAP financial measures that we use to provide a more meaningful comparison of our core operating results from period to period. We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, equity-based compensation, other operating expenses-net, and certain other expenses not directly related to the core operations of our business. We define Adjusted EBITDA margin as the ratio of Adjusted EBITDA to revenue (in thousands). The following table reconciles net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capex and Adjusted EBITDA less capex margin for the periods presented:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(85,777)	$(34,359)	$(90,211)	$(136,931)
Add/(less) non-GAAP adjustments:
Depreciation and amortization	15,945	16,108	32,604	31,621
Other operating expense – net	6,692	10,512	11,574	28,914
Loss on litigation	4,310	2,007	9,433	6,350
Interest expense	57,339	36,556	111,513	69,231
Foreign exchange and other non-operating (income) expense [1]	(12,579)	56,706	(33,360)	83,878
Loss on extinguishment of debt	—	—		5,474
Income tax expense	73,384	(23,343)	75,979	41,250
Equity-based compensation expense, net of capitalization	2,964	3,787	6,335	8,311
Adjusted EBITDA	62,278	67,974	123,867	138,098
Capex	13,836	16,114	29,899	31,817
Adjusted EBITDA less capex	48,442	51,860	93,968	106,281
Net loss margin	(37.4)%	(14.6)%	(19.8)%	(29.8)%
Adjusted EBITDA margin	27.2%	28.9%	27.2%	30.1%
Adjusted EBITDA less capex margin	21.1%	22.1%	20.6%	23.2%
(1) Foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Share
Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures that we use to provide a more meaningful comparison of our core operating results from period to period. These measures exclude the impact of certain items that we believe are not indicative of our core operating performance. These adjustments include, but are not limited to, foreign exchange gains (losses), net and other non-recurring items. The following table reconciles net income (loss) and earnings (loss) per share, the most directly comparable GAAP measures, to adjusted net income (loss) and adjusted earnings (loss) per share for the periods presented:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(85,777)	$(34,359)	$(90,211)	$(136,931)
Add/(less) non-GAAP adjustments:
Equity-based compensation expense	2,964	3,787	6,335	8,311
Tax effect of equity-based compensation expense[1]	(763)	(964)	(1,636)	(2,117)
Loss on litigation	4,310	2,007	9,433	6,350
Tax effect of loss on litigation, net of recovery[1]	(1,148)	(522)	(2,513)	(1,652)
Foreign exchange	(6,211)	54,771	(20,985)	79,849
Tax effect on foreign exchange (loss) gain – net[1]	1,621	(15,329)	5,521	(22,449)
Acquisition related costs	5,951	10,252	9,174	28,295
Tax effect of acquisition related costs[1]	(1,461)	(2,614)	(2,154)	(7,307)
Loss on debt extinguishment and expensed financing costs	—	2,857	—	11,508
Tax effect of loss on debt extinguishment and expensed financing costs[1]	—	(743)	—	(2,993)
Reassessment of valuation allowance	59,630	—	59,630	—
Adjusted net loss	$(20,884)	$19,143	$(27,406)	$(39,136)

Earnings per share:
Diluted earnings per share	$(0.21)	$(0.08)	$(0.22)	$(0.33)
Adjusted diluted earnings per share	$(0.05)	$0.05	$(0.07)	$(0.09)

Weighted average diluted shares	419,598,181	413,741,878	418,574,308	413,110,883
(1) Statutory tax rates used to calculate the tax effect of the adjustments.

Reconciliation of Free Cash Flow

Free cash flow is a non-GAAP financial measure that we use to provide a more meaningful comparison of operating results from period to period. The following table reconciles net cash used in operating activities, the most directly comparable GAAP measure, to free cash flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$(108,726)	$6,546	$(68,694)	$21,930
Acquisition of property and equipment	(13,836)	(16,111)	(29,899)	(31,817)
Free cash flow	$(122,562)	$(9,565)	$(98,593)	$(9,887)

OTHER FINANCIAL DATA

Revenue by Product

(In thousands, except percentages)	Three Months Ended June 30,
	2026	% of revenue	2025	% of revenue	$ change	% change	CN % change
Creative	127,392	55.6%	130,824	55.7%	(3,432)	(2.6)%	(4.3)%
Editorial	96,468	42.1%	88,342	37.6%	8,126	9.2%	7.6%
Other	5,238	2.3%	15,716	6.7%	(10,478)	(66.7)%	(67.2)%
Total revenue	$229,098	100.0%	$234,882	100.0%	$(5,784)	(2.5)%	(4.1)%

(In thousands, except percentages)	Six Months Ended June 30,				increase / (decrease)
	2026	% of revenue	2025	% of revenue	$ change	% change	CN % change
Creative	253,642	55.7%	262,998	57.3%	(9,356)	(3.6)%	(6.2)%
Editorial	188,158	41.3%	170,959	37.2%	17,199	10.1%	7.3%
Other	13,871	3.0%	25,002	5.4%	(11,131)	(44.5)%	(45.4)%
Total revenue	$455,671	100.0%	$458,959	100.0%	$(3,288)	(0.7)%	(3.3)%

Balance Sheet & Liquidity

($ millions)	June 30, 2026	December 31, 2025	June 30, 2025
Cash & Cash Equivalents[1]	$51.6	$90.2	$110.3
Available under Revolving Credit Facility[2]	$30.0	$150.0	$150.0
Total Liquidity	$81.6	$240.2	$260.3

2025 USD Term Loans	$40.1	$40.1	$40.1
2025 EUR Term Loans[3]	$470.5	$497.2	$510.2
Total Balance - Term Loans Outstanding	$510.6	$537.3	$550.3
Senior Unsecured Notes	$270.0	$300.0	$300.0
Senior Secured Notes	$1,168.3	$1,168.3	$539.9
Revolving Credit Facility	$120.0	$—	$—
Total Debt[4]	$2,068.9	$2,005.6	$1,390.2

1 Excludes restricted cash of $646.3 million as of June 30, 2026, $635.1 million as of December 31, 2025 and $4.1 million as of June 30, 2025.
2 Our Revolving Credit Facility was effective May, 2023 and matures May, 2028.
3 Face Value of Debt is €412.5 million as of June 30, 2026 converted using FX spot rate of 1.14, €423.5 million as of December 31, 2025 converted using FX spot rate of 1.17, and €440.0 million as of June 30, 2025 converted using the FX spot rate 1.17.
4 Represents face value of debt, not GAAP carrying value.

Investor Contact:
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Steven Kanner
Investorrelations@gettyimages.com

Media Contact:
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Anne Flanagan

Anne.flanagan@gettyimages.com